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                                                               EXHIBIT 99.16(a)

            ML GLOBAL ALLOCATION FUND, INC.


            CLASS A                                            Period from
                                                                02/03/89
                                                               (inception)
                                                               to 04/30/89
                                                               ------------

            Initial Investment                                  $1,000.00

            Divided by
            Maximum Offering Price                                  10.70
                                                               ------------

            Divided by Net Asset Value

            Equals Shares Purchased                                 93.46

            Plus Shares Acquired through
              Dividend Reinvestment                                  0.04
                                                               ------------

            Equals Shares Held
              at 04/30/89                                           93.50

            Multiplied by Net Asset
              value at 04/30/89                                     10.12
                                                               ------------

            Equals Ending Redeemable
              Value at $1,000
              Investment (ERV) at 12/30/88                        $946.20

            Divided by $1,000 (P)                                  0.9462

            Subtract                                              -0.0538

            Expressed as a percentage
              equals the Aggregate Total
              Return for the Period (T)                            -5.38%
                                                               ============

            Expressed as a percentage
              equals the Aggregate Total
              Return for the Period

            ERV divided by P                                        0.9462

            Raise to the power of                               4.24448217

            Equals                                                  0.7908

            Subtract 1                                             -0.2092

            Expressed as a percentage
              equals the Average
              Annualized Total Return                              -20.92%
                                                               ============


            *  Does not include sales charge for the period.